Exhibit 99.1

  Yahoo! Reports Fourth Quarter and Full Year 2004 Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Jan. 18, 2005--

 Company Posts Full Year Revenues of $3,575 Million, Operating Income
         of $689 Million, Operating Income Before Depreciation and Amortization of $1,032 Million

    Yahoo! Inc. (Nasdaq:YHOO) today reported results for the fourth quarter and full year ended December 31, 2004.
    "Yahoo! moved at an impressive pace in the fourth quarter, capping another record year for the Company. Our users were more engaged in 2004 than ever before because of Yahoo!'s relentless focus on delivering the most innovative products and services on the Internet," said Terry Semel, chairman and chief executive officer, Yahoo!. "Yahoo! also benefited from the growing acceptance of online advertising with marketers who recognize its effectiveness and are therefore increasingly using this platform to reach their consumers."

    -- Revenues were $1,078 million for the fourth quarter of 2004, a 62 percent increase compared to $664 million for the same period of 2003.

    -- Revenues excluding traffic acquisition costs ("TAC") were $785 million for the fourth quarter of 2004, a 54 percent increase compared to $511 million for the same period of 2003.

    -- Gross profit for the fourth quarter of 2004 was $691 million, a 56 percent increase compared to $443 million for the same period of 2003.

    -- Operating income for the fourth quarter of 2004 was $235 million, a 149 percent increase compared to $94 million for the same period of 2003.

    -- Operating income before depreciation and amortization for the fourth quarter of 2004 was $327 million, an 84 percent increase compared to $178 million for the same period of 2003.

    -- Cash flow from operating activities for the fourth quarter of 2004 was $337 million, a 231 percent increase compared to $102 million for the same period of 2003.

    -- Free cash flow for the fourth quarter of 2004 was $251 million, a 172 percent increase compared to $92 million for the same period of 2003.

    -- Net income for the fourth quarter of 2004 was $373 million or $0.25 per diluted share (including a net impact of $185 million, or $0.13 per diluted share, related to the sale of an investment). Excluding this gain, net income for the fourth quarter was $187 million, or $0.13 per diluted share. This compares with net income of $75 million or $0.05 per diluted share for the same period of 2003.

    "Yahoo!'s strong fourth quarter performance completes our third consecutive year of delivering strong organic revenue growth, expanding operating margins, and generating substantial free cash flow," said Susan Decker, chief financial officer, Yahoo!. "We are attracting more and more users to Yahoo!'s network of services and driving their usage deeper with more relevant products and services. This deeper usage is the real magic behind the surpassing of our financial objectives."

    -- Revenues for the year ended December 31, 2004 were $3,575 million, a 120 percent increase compared to $1,625 million for 2003.

    -- Revenues excluding TAC for 2004 were $2,600 million, a 77 percent increase compared to $1,473 million for 2003.

    -- Gross profit for 2004 was $2,276 million, an 80 percent increase compared to $1,267 million for 2003.

    -- Operating income for 2004 was $689 million, a 133 percent increase compared to $296 million for 2003.

    -- Operating income before depreciation and amortization for 2004 was $1,032 million, a 116 percent increase compared to $477 million for 2003.

    -- Cash flow from operating activities for 2004 was $1,090 million, a 155 percent increase compared to $428 million for 2003.

    -- Free cash flow for 2004 was $844 million, a 149 percent increase compared to $339 million for 2003.

    -- Net income for 2004 was $840 million or $0.58 per diluted share (including a net impact of $314 million, or $0.22 per diluted share, related to the sale of an investment and the associated tax benefit resulting from fully reserved capital losses becoming realizable). Excluding this gain, net income for 2004 was $526 million, or $0.36 per diluted share. This compares with net income of $238 million or $0.18 per diluted share for 2003.

    -- The provision for income taxes of $438 million yielded an effective tax rate of 37% for 2004 as a result of the previously described tax benefit associated with the capital loss carryforwards. The provision for income taxes for 2003 was $147 million, and yielded an effective tax rate of 43%.

    Fourth Quarter and Year Ended 2004 Financial Highlights

    Marketing services revenue for the fourth quarter of 2004 totaled $911 million, a 67 percent increase from the $545 million reported for the same period of 2003. Marketing services revenue for the year ended December 31, 2004 totaled $3,002 million, a 150 percent increase from the $1,200 million reported for 2003. Listings revenue for the fourth quarter of 2004 totaled $38 million, a 15 percent increase compared to the $33 million reported for the same period of 2003. Listings revenue for the year ended December 31, 2004 totaled $147 million, a 16 percent increase compared to the $127 million reported for 2003. The year over year increases in marketing services and listings revenues resulted from growth in Yahoo!'s organic revenue and incremental revenue associated with acquisitions completed during the past year. Fees revenue for the fourth quarter of 2004 totaled $129 million, a 52 percent increase compared to the $85 million reported for the same period of 2003. Fees revenue for the year ended December 31, 2004 totaled $426 million, a 43 percent increase compared to the $298 million reported for 2003. The year over year increases in fees revenues were primarily driven by the growth in the number of paying relationships for Yahoo!'s premium services, which were approximately
8.4 million at December 31, 2004 compared to approximately 4.9 million at December 31, 2003.
    United States revenues for the fourth quarter of 2004 were $775 million, a 42 percent increase from the $546 million reported for the same period of 2003. United States revenues for the year ended December 31, 2004 were $2,653 million, a 96 percent increase from the $1,355 million reported for 2003. International revenues for the fourth quarter of 2004 were $303 million, a 156 percent increase from the $118 million reported for the same period of 2003. International revenues for the year ended December 31, 2004 were $921 million, a 241 percent increase from the $270 million reported for 2003.
    United States segment operating income before depreciation and amortization in the fourth quarter of 2004 was $278 million, a 68 percent increase from the $166 million reported for the same period of 2003. United States segment operating income before depreciation and amortization for the year ended December 31, 2004 was $891 million, a 102 percent increase from the $441 million reported for 2003. International segment operating income before depreciation and amortization in the fourth quarter of 2004 was $49 million, a 315 percent increase from the $12 million for the same period of 2003. International segment operating income before depreciation and amortization for the year ended December 31, 2004 was $141 million, a 291 percent increase from the $36 million reported for 2003. These increases were primarily a result of the increases in United States and International revenues and continued efforts to control discretionary spending.
    Free cash flow was $251 million in the fourth quarter of 2004 and $844 million for the year ended December 31, 2004. Free cash flow was the largest contributor to the increase of $1,176 million in our cash, cash equivalents and investments in marketable debt securities which grew from approximately $2,566 million at December 31, 2003 to $3,742 million at December 31, 2004. Other contributors to the increase were $651 million of cash generated from the issuance of common stock as a result of the exercise of employee stock options, and $503 million in proceeds from sales of marketable equity securities, offset by a net $70 million used in structured stock repurchase transactions and $756 million used for acquisitions.
    Please refer to the "Note to Unaudited Condensed Consolidated Statements of Operations" for definition of these key financial measures and "Business Outlook" attached to this press release.

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss fourth quarter results at 5:00 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations Web site at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 10575210.

    About Yahoo!

    Yahoo! Inc. is the No. 1 Internet brand globally and the most trafficked Internet destination worldwide. Yahoo! provides online products and services essential to consumers' lives, and offers a full range of tools and marketing solutions for businesses to connect with Internet users around the world. Yahoo! is headquartered in Sunnyvale, Calif.

    This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange
Commission: revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note to Unaudited Condensed Consolidated Statements of Operations and Reconciliations to Unaudited Condensed Consolidated Statements of Operations included in this press release for further information regarding these non-GAAP financial measures.
    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, decreases or delays in marketing services spending, the demand by customers for Yahoo!'s premium services; acceptance of new products and services; the Company's ability to compete with new or existing competitors; general economic conditions; risks related to the integration of recent acquisitions; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; and the dependence on third parties for technology, services, content and distribution. All information set forth in this release and its attachments is as of January 18, 2005. Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Annual Report on Form 10-K for the year ended December 31, 2004, which will be filed with the SEC in the first quarter of 2005.

    Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                          Three Months Ended         Year Ended
                             December 31,            December 31,
                       -----------------------  ----------------------
                           2003        2004        2003        2004
                       -----------  ----------  ----------  ----------

Revenues               $  663,922  $1,077,717  $1,625,097  $3,574,517

Cost of revenues          220,842     387,138     358,103   1,298,559

                        ----------  ----------  ----------  ----------
Gross profit              443,080     690,579   1,266,994   2,275,958
                        ----------  ----------  ----------  ----------

Operating expenses:
  Sales and marketing     166,280     226,909     530,613     778,029
  Product development      78,105     107,598     207,285     368,760
  General and
   administrative          54,844      72,672     157,027     262,602
  Stock compensation
   expense (1)             20,078       6,467      22,029      32,290
  Amortization of
   intangibles             29,354      42,108      54,374     145,696
                        ----------  ----------  ----------  ----------
    Total operating
     expenses             348,661     455,754     971,328   1,587,377
                        ----------  ----------  ----------  ----------

Income from operations     94,419     234,825     295,666     688,581

Other income, net          13,202     345,605      47,506     496,443
                        ----------  ----------  ----------  ----------

Income before income
 taxes, earnings in
 equity interests,
 minority interests (2)   107,621     580,430     343,172   1,185,024

Provision for income
 taxes                    (47,205)   (233,623)   (147,024)   (437,966)
Earnings in equity
 interests                 15,427      25,319      47,652      94,991
Minority interests in
 operations of
 consolidated
 subsidiaries                (824)        398      (5,921)     (2,496)
                        ----------  ----------  ----------  ----------

Net income             $   75,019  $  372,524  $  237,879  $  839,553
                        ==========  ==========  ==========  ==========

Net income per share -
 diluted (3)           $     0.05  $     0.25  $     0.18  $     0.58
                        ==========  ==========  ==========  ==========

Shares used in per
 share calculation -
 diluted (3)            1,409,613   1,475,131   1,310,796   1,452,499
                        ==========  ==========  ==========  ==========


(1) Stock compensation expense is allocated as follows:

Sales and marketing    $    5,366  $    1,908  $    5,785  $    9,620
Product development         9,309       2,368      10,526      12,010
General and
 administrative             5,403       2,191       5,718      10,660
                        ----------  ----------  ----------  ----------
  Total stock
   compensation
   expense             $   20,078  $    6,467  $   22,029  $   32,290
                        ==========  ==========  ==========  ==========


----------------------------------------------------------------------
Supplemental Financial Data (See Note)
---------------------------
Revenues excluding
 traffic acquisition
 costs ("TAC")         $  511,339  $  785,011  $1,472,514  $2,599,703
Operating income
 before depreciation
 and amortization      $  177,596  $  327,225  $  477,383  $1,031,912
Free cash flow         $   92,320  $  251,351  $  338,886  $  844,320
----------------------------------------------------------------------

(2) Beginning this quarter, a new subtotal is being presented in the unaudited condensed consolidated statement of operations: Income before income taxes, earnings in equity interests and minority interests. Earnings in equity interests and Minority interests in operations of consolidated subsidiaries are now presented below Provision for income taxes. In accordance with generally accepted accounting principles, these items have consistently been presented net of income taxes. This presentation has also been adopted for prior periods.

(3) In accordance with the adoption of EITF 04-08 "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share", the number of diluted shares for the three months and year ended December 31, 2003 has been revised to include the shares related to the Company's convertible notes since issuance. The inclusion of these shares results in a decrease of $0.01 to previously reported diluted earnings per share for the year ended December 31, 2003. There is no change to the previously reported diluted earnings per share for the quarter ended December 31, 2003. In addition, there is no change to the previously reported diluted earnings per share for any of the periods reported in the year ended December 31, 2004, as the computation of diluted earnings per share for all such periods included the shares issuable upon conversion of the convertible notes as the market price condition for convertibility was satisfied in all periods reported.



                             Yahoo! Inc.
  Note to Unaudited Condensed Consolidated Statements of Operations

This press release includes the non-GAAP financial measures of revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow, which are reconciled to gross profit, income from operations, and cash flow from operating activities, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, and cash flow from operating activities calculated in accordance with generally accepted accounting principles.

Revenues excluding traffic acquisition costs or TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. We began incurring TAC when we acquired Overture Services, Inc. in October 2003. TAC primarily represents revenues, a significant portion of which is shared with, and paid to, Overture's third party affiliates who integrate Overture's sponsored search service into their websites. We present revenues excluding TAC: (1) to permit investors to make a meaningful comparison of our current performance to our performance before we acquired Overture, (2) to provide a metric for our investors to analyze and value our Company and (3) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. Specifically, it allows investors to compare gross profit as a percentage of revenues before and after the Overture acquisition, since TAC is the only significant difference in the cost of revenues between our legacy business and Overture's business. Consequently, presenting revenues excluding TAC helps investors better understand changes in our gross profit as a percentage of revenues for pre- and post-acquisition of Overture. We also provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with Overture is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, for budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock compensation expense. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock compensation expense from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company, as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock compensation expenses related to our workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.

Free cash flow is defined as cash flow from operating activities less net capital expenditures. In addition, for the quarters ended June 30, 2002 and December 31, 2003, free cash flow also included a change in long-term deferred revenue and an Overture receivable settled through acquisition, respectively. The change in long-term deferred revenue represented cash payments received in advance of revenue recognized. The Overture receivable settled through acquisition represented a Yahoo! accounts receivable balance owed from Overture that was settled as part of the acquisition. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.



                             Yahoo! Inc.
    Reconciliations to Unaudited Condensed Consolidated Statements
                             of Operations
                            (in thousands)

                          Three Months Ended        Year Ended
                             December 31,           December 31,
                         --------------------- -----------------------
                            2003       2004        2003       2004
                         --------- ----------- ----------- -----------

Revenues for groups of similar services:
  Marketing services     $545,498  $  910,563  $1,199,733  $3,001,777
  Fees                     85,179     129,054     298,192     425,576
  Listings                 33,245      38,100     127,172     147,164
                          --------  ----------  ----------  ----------
  Total revenues         $663,922  $1,077,717  $1,625,097  $3,574,517
                          ========  ==========  ==========  ==========

Revenues by segment:
  United States          $545,503  $  775,020  $1,355,153  $2,653,437
  International           118,419     302,697     269,944     921,080
                          --------  ----------  ----------  ----------
  Total revenues         $663,922  $1,077,717  $1,625,097  $3,574,517
                          ========  ==========  ==========  ==========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")         $152,583  $  292,706  $  152,583  $  974,814
  Other cost of revenues   68,259      94,432     205,520     323,745
                          --------  ----------  ----------  ----------
  Total cost of revenues $220,842  $  387,138  $  358,103  $1,298,559
                          ========  ==========  ==========  ==========

Revenues excluding TAC:
  Gross profit           $443,080  $  690,579  $1,266,994  $2,275,958
  Other cost of revenues   68,259      94,432     205,520     323,745
                          --------  ----------  ----------  ----------
  Revenues excluding TAC $511,339  $  785,011  $1,472,514  $2,599,703
                          ========  ==========  ==========  ==========

Revenues excluding TAC by segment:
  United States:
  Gross profit           $371,557  $  526,826  $1,068,965  $1,768,459
  Other cost of revenues   58,446      74,269     170,688     261,530
                          --------  ----------  ----------  ----------
  Revenues excluding TAC $430,003  $  601,095  $1,239,653  $2,029,989
                          ========  ==========  ==========  ==========

  International:
  Gross profit           $ 71,523  $  163,753  $  198,029  $  507,499
  Other cost of revenues    9,813      20,163      34,832      62,215
                          --------  ----------  ----------  ----------
  Revenues excluding TAC $ 81,336  $  183,916  $  232,861  $  569,714
                          ========  ==========  ==========  ==========

Operating income before depreciation and amortization:
  Income from operations $ 94,419  $  234,825  $  295,666  $  688,581
  Depreciation and
   amortization            63,099      85,933     159,688     311,041
  Stock compensation
   expense                 20,078       6,467      22,029      32,290
                          --------  ----------  ----------  ----------
  Operating income before
   depreciation and
   amortization          $177,596  $  327,225  $  477,383  $1,031,912
                          ========  ==========  ==========  ==========

Operating income before depreciation and amortization by segment:
  Operating income before
   depreciation and
   amortization - United
   States                $165,796  $  278,224  $  441,372  $  891,103
  Operating income before
   depreciation and
   amortization -
   International           11,800      49,001      36,011     140,809
                          --------  ----------  ----------  ----------
  Operating income before
   depreciation and
   amortization           177,596     327,225     477,383   1,031,912
                          ========  ==========  ==========  ==========

  United States:
  Income from operations $ 90,246  $  203,808  $  279,402  $  605,055
  Depreciation and
   amortization            57,423      68,596     141,892     258,275
  Stock compensation
   expense                 18,127       5,820      20,078      27,773
                          --------  ----------  ----------  ----------
  Operating income before
   depreciation and
   amortization - United
   States                $165,796  $  278,224  $  441,372  $  891,103
                          ========  ==========  ==========  ==========

  International:
  Income from operations $  4,173  $   31,017  $   16,264  $   83,526
  Depreciation and
   amortization             5,676      17,337      17,796      52,766
  Stock compensation
   expense                  1,951         647       1,951       4,517
                          --------  ----------  ----------  ----------
  Operating income before
   depreciation and
   amortization -
   International         $ 11,800  $   49,001  $   36,011  $  140,809
                          ========  ==========  ==========  ==========

Free cash flow:
  Cash flow from
   operating activities  $101,860  $  336,720  $  428,144  $1,089,821
  Acquisition of
   property and
   equipment, net         (37,611)    (85,369)   (117,329)   (245,501)
  Overture receivable
   settled through
   acquisition             28,071           -      28,071           -

                          --------  ----------  ----------  ----------
  Free cash flow         $ 92,320  $  251,351  $  338,886  $  844,320
                          ========  ==========  ==========  ==========



                             Yahoo! Inc.
                           Business Outlook

Business Outlook

The following business outlook is based on current information and expectations as of January 18, 2005. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations Web site throughout the current quarter. It is currently expected the outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the outlook or any portion thereof at any time.

                                      Three months         Year
                                         ending           ending
                                      March 31, 2005    Dec. 31, 2005
                                    ----------------- ----------------

Revenues excluding traffic acquisition costs (1) ("TAC") outlook
 (in millions):
  Gross Profit                              $670-700     $2,920-3,080
  Other cost of revenues                     $95-105         $445-485
                                    ----------------- ----------------
  Revenues excluding TAC                    $765-805     $3,365-3,565
                                    ================= ================

Operating income before depreciation and amortization (1) outlook
 (in millions):
  Income from operations                    $201-212     $1,005-1,070
  Depreciation and amortization               $84-90         $370-395
  Stock compensation expense                    $5-8           $15-25
                                    ----------------- ----------------
  Operating income before
   depreciation and amortization            $290-310     $1,390-1,490
                                    ================= ================

(1) Refer to Note to Unaudited Condensed Consolidated Statements of
    Operations.

(2) Business Outlook excludes the impact of adoption of Financial
    Accounting Standards Board Statement (FASB 123R) "Share Based
    Payments", which will be effective July 1, 2005.



                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                           Three Months Ended        Year Ended
                              December 31,           December 31,
                          -------------------- -----------------------
                            2003       2004        2003        2004
                          --------- ---------- ----------- -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income             $  75,019 $  372,524 $   237,879 $   839,553
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
    Depreciation and
     amortization           63,099     85,933     159,688     311,041
    Tax benefits from
     stock options          39,009    231,710     124,852     408,976
    Earnings in equity
     interests             (15,427)   (25,319)    (47,652)    (94,991)
    Minority interests in
     operations of
     consolidated
     subsidiaries              824       (398)      5,921       2,496
    Stock compensation
     expense                20,078      6,467      22,029      32,290
    (Gain)/loss from sale
     of investments,
     assets and other,
     net                     1,716   (302,961)     11,047    (394,028)
    Changes in assets and
     liabilities, net of
     effects of
     acquisitions:
      Accounts
       receivable, net     (90,405)   (79,402)   (122,220)   (162,690)
      Prepaid expenses
       and other assets     17,591     (5,783)     16,835     (12,217)
      Accounts payable     (13,169)    (2,671)    (12,889)     (3,570)
      Accrued expenses
       and other
       liabilities         (18,787)    30,392        (640)    113,953
      Deferred revenue      22,312     26,228      33,294      49,008
                          --------- ---------- ----------- -----------
Net cash provided by
 operating activities      101,860    336,720     428,144   1,089,821
                          --------- ---------- ----------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property
   and equipment, net      (37,611)   (85,369)   (117,329)   (245,501)
  Purchases of marketable
   securities             (284,502)  (611,152) (1,916,800) (1,789,893)
  Proceeds from sales and
   maturities of
   marketable debt
   securities              247,773    365,987   1,289,202   1,268,059
  Acquisitions, net of
   cash acquired          (147,918)  (148,015)   (376,236)   (755,707)
  Proceeds from sales of
   marketable equity
   securities                    -    310,026       1,928     502,806
  Other investing
   activities, net          (3,189)    (2,066)     (2,354)     12,087
                          --------- ---------- ----------- -----------
Net cash used in
 investing activities     (225,447)  (170,589) (1,121,589) (1,008,149)
                          --------- ---------- ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance
   of debt, net                  -          -     733,125           -
  Proceeds from issuance
   of common stock, net    150,174    226,934     353,201     650,525
  Structured stock
   repurchase, net               -     26,349           -     (69,558)
                          --------- ---------- ----------- -----------
Net cash provided by
 financing activities      150,174    253,283   1,086,326     580,967
                          --------- ---------- ----------- -----------

Effect of exchange rate
 changes on cash and cash
 equivalents                 5,434     23,128       9,686      29,892

Net change in cash and
 cash equivalents           32,021    442,542     402,567     692,531
Cash and cash
 equivalents, beginning
 of period                 681,518    963,528     310,972     713,539
                          --------- ---------- ----------- -----------

Cash and cash
 equivalents, end of
 period                  $ 713,539 $1,406,070 $   713,539 $ 1,406,070
                          ========= ========== =========== ===========



                             Yahoo! Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)

                                                 Dec. 31,    Dec. 31,
                                                  2003        2004
                                                ----------  ----------
ASSETS
Current assets:
  Cash and cash equivalents                    $  713,539  $1,406,070
  Short-term investments in marketable debt
   securities                                     595,978   1,293,617
  Short-term investments in marketable equity
   securities                                           -     812,288
  Accounts receivable, net                        282,415     479,993
  Prepaid expenses and other current assets       129,777     208,591
                                                ----------  ----------
     Total current assets                       1,721,709   4,200,559

Long-term investments in marketable debt
 securities                                     1,256,698   1,042,575
Property and equipment, net                       449,512     531,696
Goodwill                                        1,805,561   2,550,957
Intangible assets, net                            445,640     480,666
Other assets                                      252,534     285,916
                                                ----------  ----------
  Total assets                                 $5,931,654  $9,092,369
                                                ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $   31,890  $   48,205
  Accrued and other current liabilities           483,628     657,199
  Deferred revenue                                192,278     279,387
                                                ----------  ----------
     Total current liabilities                    707,796     984,791

Long-term deferred revenue                              -      65,875
Long-term debt                                    750,000     750,000
Other liabilities                                  72,890     145,991
Minority interests in consolidated subsidiaries    37,478      44,266
Stockholders' equity                            4,363,490   7,101,446
                                                ----------  ----------
  Total liabilities and stockholders' equity   $5,931,654  $9,092,369
                                                ==========  ==========


    CONTACT: Yahoo! Inc.
             Brian Nelson, 408-349-7329 (Media Relations) bnelson@yahoo-inc.com
             Cathy La Rocca, 408-349-5188
             cathy@yahoo-inc.com
               or
             Fleishman-Hillard
             Ruben Osorio, 415-318-4108 (Investor Relations) osorior@fleishman.com